Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Carry Forward Securities

Equity	Common Stock, par value $0.01 per share	415(a)(6)	890,675(3)		$10,527,778.50(4)			S-3ASR	333-242409	August 10, 2020	$1,160.17

Equity	Common Stock, par value $0.01 per share	415(a)(6)	156,340(5)		$2,779,725.20(6)			S-3ASR	333-242409	August 10, 2020	$306.33

Equity	Common Stock, par value $0.01 per share	415(a)(6)	87,670(7)		$2,390,760.90(8)			S-3ASR	333-242409	August 10, 2020	$263.47

Equity	Warrants to purchase common stock	415(a)(6)	1,134,685		(9)			S-3ASR	333-242409	August 10, 2020	(9)

	Total Offering Amounts				$15,698,264.60

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.

(2)

Consists of 1,134,685 shares of common stock underlying warrants and warrants to purchase 1,134,685 shares of common stock to be offered and sold by the selling securityholder (together, the “Carry Forward Securities”) previously registered under the registrant’s Registration Statement on Form S-3ASR (File No. 333-242409), initially filed with the Securities and Exchange Commission on August 10, 2020 and immediately effective upon filing (as amended, the “Prior S-3 Registration Statement”), which remain unsold as of the date of this registration statement. Pursuant to Rule 415(a)(6), the registration fees relating to the Carry Forward Securities under the Prior S-3 Registration Statement will continue to be applied to such securities hereunder. If securities previously registered under the Prior S-3 Registration Statement are offered and sold before the effective date of this registration statement, the amount of previously registered securities so sold will not be included in the prospectus hereunder. Pursuant to Rule 415(a)(6), the offering of the Carry Forward Securities under the Prior S-3 Registration Statement will be deemed terminated as of the effective date of this registration statement.

(3)

Represents the (a) 117,335 shares of the registrant’s common stock underlying the warrant issued on April 22, 2020, (b) 148,457 shares of the registrant’s common stock underlying the warrant issued on May 29, 2020, (c) 148,457 shares of the registrant’s common stock underlying the warrant issued on June 30, 2020, (d) 74,228 shares of the registrant’s common stock underlying the warrant issued on July 30, 2020, (e) 380,711 shares of the registrant’s common stock underlying the warrant issued on September 25, 2020 and (f) 21,487 shares of registrant’s common stock underlying the warrant issued on September 30, 2020, each with an exercise price of $11.82 per share.

(4)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The Maximum Aggregate Offering Price is based on a price per share equal to the warrant exercise price of $11.82 per share.

(5)

Represents the (a) 113,940 shares of the registrant’s common stock underlying the warrant issued on March 5, 2021 and (b) 42,400 shares of the registrant’s common stock underlying the warrant issued on April 23, 2021, each with an exercise price of $17.78 per share.

(6)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The Maximum Aggregate Offering Price is based on a price per share equal to the warrant exercise price of $17.78 per share.

(7)	Represents the 87,670 shares of the registrant’s common stock underlying the warrant issued on June 3, 2021, with an exercise price of $27.27 per share.
(8)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(i) under the Securities Act. The Maximum Aggregate Offering Price is based on a price per share equal to the warrant exercise price of $27.27 per share.

(9)	Pursuant to Securities and Exchange Commission staff interpretation, the entire fee is allocated to the common stock underlying the warrants.